SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                  PENTAIR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                  PENTAIR, INC.

                            1500 County Road B2 West
                           Saint Paul, Minnesota 55113

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 26, 2000




To our Shareholders:

     The Annual Meeting of Shareholders of Pentair, Inc. (the "Company") will be held at the Lutheran Brotherhood Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, on Wednesday, April 26, 2000, at 10:00 a.m., for the following purposes:

     1.   To elect three directors.

     2. To vote on a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 28, 2000 as the record date for determining the shareholders entitled to vote at the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote. The Company's transfer books will not be closed.


                                              By Order of the Board of Directors




                                                          Roy T. Rueb, Secretary


Saint Paul, Minnesota
March 10, 2000




IMPORTANT: For the Annual Meeting to be legally held, there must be a quorum (50% plus 1 vote). Accordingly, you are urged to vote your proxy promptly by internet or telephone as described in the voting instructions on the proxy; or date, sign and return the proxy in the enclosed envelope. This will not prevent you from voting in person if you so desire.

                      TABLE OF CONTENTS FOR PROXY STATEMENT


                                                                            PAGE
                                                                            ----

Solicitation..................................................................1

Revocation and Voting of Proxy................................................1

Outstanding Shares and Voting Rights..........................................1

Security Ownership of Management and Beneficial Ownership.....................2

Proposals to be Acted Upon at the Annual Meeting

     Election of Directors....................................................3

     Approval of Auditors.................................................... 7

Executive Compensation........................................................7

Report of the Audit Committee of the Board of Directors......................16

Future Proposals.............................................................17

Other Business...............................................................17

Charter of Responsibilities for Audit Committee......................APPENDIX 1

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 26, 2000
--------------------------------------------------------------------------------

                                  PENTAIR, INC.
                            1500 County Road B2 West
                           Saint Paul, Minnesota 55113
                                 March 10, 2000

     The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pentair, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 26, 2000, or at any adjournment or adjournments of such meeting. Distribution of this proxy statement and proxy to shareholders began on or about March 10, 2000.


                                  SOLICITATION

     The cost of soliciting proxies and the notices of the meeting, including the preparation, assembly and mailing of proxies and this statement, will be borne by the Company. In addition to this mailing, proxies may be solicited personally or by telephone by regular employees of the Company. Assistance in the solicitation of proxies is also being rendered by Morrow & Co., 445 Park Avenue, New York, New York, at a cost to the Company of $7,000 plus expenses. Furthermore, arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions, for which the Company will reimburse such organizations for their expense in so doing and will pay all costs of soliciting the proxies.


                         REVOCATION AND VOTING OF PROXY

     Any shareholder giving a proxy may revoke it prior to its use at the meeting by (1) delivering a written notice expressly revoking the proxy to the Secretary at the Company's offices, (2) signing and forwarding to the Company at its offices a later dated proxy, or (3) attending the Annual Meeting and casting his or her votes personally.

     A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Pursuant to Minnesota law and the Company's Articles of Incorporation, abstentions are counted in determining the total number of the votes cast on proposals presented to shareholders, but will not be treated as votes in favor of the proposals. Broker non-votes are not counted for purposes of determining the total number of votes cast on proposals presented to shareholders.

     Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the directors and the other proposals set forth in this Notice of Annual Meeting of Shareholders. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment. The Company does not presently know of any other business.


                      OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on February 28, 2000, the record date, there were 48,484,325 shares of the Company's Common Stock, par value $.162/3 per share (the "Common Stock") outstanding. Each share of Common Stock entitles the holder to one vote. There is no cumulative voting for directors.

            SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERSHIP

     The following table contains information concerning the beneficial ownership of the Company's Common Stock as of February 28, 2000 by each director, by each executive officer listed in the Summary Compensation Table, by all directors and executive officers as a group and, as of December 31, 1999, by each person known to the Company to "beneficially own" more than 5% of its Common Stock.

                                                                OBTAINABLE                                      PERCENT
                                                                  WITHIN     RESTRICTED     ESOP                  OF
 NAME OF BENEFICIAL OWNER    COMMON STOCK(a)   SHARE UNITS(b)   60 DAYS(c)    STOCK(d)    STOCK(e)     TOTAL    CLASS(f)
------------------------------------------------------------------------------------------------------------------------
Winslow H. Buxton .......        233,832                          242,930      36,113       5,302     518,177     1.1%

William J. Cadogan ......          4,700            4,578           3,474                              12,752

Richard J. Cathcart .....         23,754                           69,323       3,453       1,380      97,910

Joseph R. Collins .......         92,153                           88,873       4,355       4,949     190,330

Barbara B. Grogan .......          2,400            7,656           3,474                              13,530

Charles A. Haggerty .....          7,000           12,189           6,474                              25,663

Harold V. Haverty .......          7,980            6,052           4,474                              18,506

Quentin J. Hietpas ......         23,069           14,892           6,474                              44,435

Randall J. Hogan ........         19,733                           24,999      33,604                  78,336

Stuart Maitland .........                           1,859                                               1,859

Augusto Meozzi...........            200            1,519                                               1,719

Richard M. Schulze ......          2,000           10,138           6,474                              18,612

Karen E. Welke...........            400            9,422           6,474                              16,296

James A. White...........         35,163                           38,884       1,166       4,138      79,351
------------------------------------------------------------------------------------------------------------------------
Directors and executive
officers as a group .....        542,060           68,305         599,974      83,060      28,522   1,321,921     2.7%
------------------------------------------------------------------------------------------------------------------------
Brinson Partners, Inc.(g)
209 South LaSalle St.          3,268,462                                                            3,268,462     6.7%
Chicago, IL 60604-1295
------------------------------------------------------------------------------------------------------------------------

(a) Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares. Beneficial ownership has been disclaimed of certain shares held by spouses and children which are not material. Amounts listed do not include 891,570 shares held by the Pentair, Inc. Master Trust for various pension plans of the Company and it subsidiaries. The Trust Investment Committee of such Master Trust includes Joseph R. Collins, and three other officers. Although these individuals could be deemed under applicable Securities and Exchange Commission rules to "beneficially own" all of the shares held by these Plans because of their shared voting and investment power with respect to those shares, they disclaim beneficial ownership of such shares.
(b) Represents share units paid under the Fourth Amended and Restated Compensation Plan for Non-Employee Directors as to which the beneficial owner has no voting or investment power.
(c)  Represents stock options exercisable within 60 days from February 28, 2000.
(d) Restricted shares issued pursuant to incentive plans as to which the beneficial owner has sole voting power but no investment power.

(e) Represents common shares owned as a participant in the Pentair Employee Stock Ownership Plan (Pentair ESOP) and, for one officer, common shares owned as a participant in the Federal-Hoffman Employee Stock Ownership Plan (F-H ESOP). As of February 28, 2000, Fidelity Management Trust Company ("Fidelity"), the Trustee of the Pentair ESOP, held 2,861,592 common shares (5.8%) and Norwest Bank Minnesota, N.A. ("Norwest"), the Trustee of the F-H ESOP, held 610,987 common shares (1.2%). Fidelity and Norwest disclaim beneficial ownership of all shares. The Pentair ESOP and F-H ESOP participants have the right to direct the Trustee to vote their shares although participants have no investment power over such shares. The Trustees, except as otherwise required by law, vote the shares for which they have received no direction from participants, in the same proportion on each issue as they vote those shares for which they have received voting directions from participants.
(f)  Less than 1% unless otherwise indicated.
(g) According to its 13G dated February 4, 2000, as of December 31, 1999, Brinson Partners and its affiliate UBS AG, as investment advisors, have sole voting power over 3,243,862 shares and shared dispositive power over all 3,268,462 shares. They disclaim beneficial ownership of all 3,268,462 shares.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations from the Company's officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis except Augusto Meozzi, a director of the Company, did not timely file required Form 4, Statement of Changes in Beneficial Ownership. A report has now been filed.


                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

                                     ITEM 1
                              ELECTION OF DIRECTORS

     The Company's By-Laws provide for a Board of Directors (sometimes referred to herein as the "Board") of not fewer than three members and not more than fifteen members. The Board is divided into three classes with directors serving three-year terms but with the beginning date for each term staggered so that the term of only one class expires in any particular year. Vacancies may be filled by the Board of Directors or by election at a special meeting of shareholders. Any director elected to fill a vacancy by the remaining directors is required to stand for election at the next meeting of shareholders.

     At the forthcoming Annual Meeting, three persons are nominated to be elected to the Company's Board of Directors. Two incumbent directors, William J. Cadogan and Charles A. Haggerty, and Randall J. Hogan, who was elected to the Company's Board of Directors on December 10, 1999 have been nominated for three-year terms, expiring at the 2003 Annual Meeting. Eight other directors have terms of office that do not expire at this time, and each will continue to serve his or her full term. Proxies cannot be voted for a greater number of directors than the number nominated. Unless you direct otherwise, proxies will be voted FOR the election of all nominees listed below. Should any nominee decline or be unable to accept such nomination or to serve as director (an event management does not now expect to occur), proxies will be voted FOR a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under them.

     Information concerning the persons nominated for election as directors, as well as those continuing in office, is set forth on the following pages.

                         DIRECTORS STANDING FOR ELECTION
   (FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS)

WILLIAM J. CADOGAN, director since 1996, age 51
     Since November 1993, Mr. Cadogan has been the Chairman of the Board of Directors of ADC Telecommunications, Inc., a designer and manufacturer of products and systems for broadband telecommunications networks. Mr. Cadogan has been Chief Executive Officer of ADC Telecommunications since November, 1991 and was President from June 1990 to November 1991. He is also a director of National Computer Systems, Siara Systems, and Agiliti, Chairman of the Telecommunications Industry Association, and serves on the Board of Governors of the Electronics Industry Association.

CHARLES A. HAGGERTY, director since 1994, age 58
     Since July 1993, Mr. Haggerty has been Chairman of the Board of Directors of Western Digital Corporation, a manufacturer of hard disk drives. Mr. Haggerty was Chief Executive Officer of Western Digital Corporation from July 1993 to January 2000, and President from June 1992 to July 1993. Prior to that, he held various positions with IBM Corporation including Vice President-General Manager, Worldwide OEM Storage Marketing (1991-1992); and Vice President-General Manager, Low-end Storage Products (1989-1990). Mr. Haggerty is also a director of Sync Research, Inc., Beckman Coulter, Inc. and Vixel Inc.

RANDALL J. HOGAN, director since 1999, age 44
     Since December 1999, Mr. Hogan has been President and Chief Operating Officer of Pentair, Inc. From March 1998 to December 1999, he was Executive Vice President and President of Pentair's Electrical and Electronic Enclosures Group. From February 1995 to August 1997, he was President of United Technologies' Carrier Transicold Division, and from March 1994 to February 1995 he was Vice President and General Manager of the Pratt & Whitney Turbo Power & Marine Division. From 1988 to 1994 he held various positions with General Electric Company, and from 1981 to 1987 he was a consultant with McKinsey & Company.


                         DIRECTORS CONTINUING IN OFFICE
            (TERM EXPIRES AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS)

JOSEPH R. COLLINS, director since 1999, age 58
     Since November 1998, Mr. Collins has been Vice Chairman of Pentair, Inc. From March 1995 to October 1998 he was Executive Vice President, President, Professional Tools and Equipment Group and from August 1991 to February 1995 he was Senior Vice President - Specialty Products. He also served as Acting Chief Financial Officer of the Company from June 1993 to March 1994. Mr. Collins is also a director of Remmele Engineering Corp.

QUENTIN J. HIETPAS, director since 1976, age 69
     Since 1983, Mr. Hietpas has been the Senior Vice President of External Affairs of the University of St. Thomas, St. Paul, Minnesota.

RICHARD M. SCHULZE, director since 1994, age 59
     Since 1983, Mr. Schulze has been Founder, Chairman and Chief Executive Officer of Best Buy Company, Inc. a consumer electronics, personal computer, media software and major appliance chain.

KAREN E. WELKE, director since 1995, age 55
     Since February 1995, Ms. Welke has been Group Vice President, Medical Markets Group for Minnesota Mining and Manufacturing Company (3M). Prior to that, she held various positions with 3M including Managing Director, 3M France (July 1991 to February 1995); and Division Vice President, Medical-Surgical Division (March 1989 to July 1991). In January 2000, Ms. Welke began a 2-year Loaned Executive commitment to Project Hope, a non-government, non-profit organization dedicated to achieving sustainable advances in health care around the world.

            (TERM EXPIRES AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS)

WINSLOW H. BUXTON, director since 1990, age 60
     Since January 1993, Mr. Buxton has been the Chairman of the Board of Directors of Pentair, Inc. Mr. Buxton has been Chief Executive Officer of the Company since August 1992. Mr. Buxton was President of the Company from August 1992 to December 1999 and Chief Operating Officer of the Company from August 1990 to August 1992. Mr. Buxton was also Vice President - Paper Group of the Company from January 1989 through August 1990. Mr. Buxton is also a director of Bemis Company, Inc., The Toro Company and Willamette Industries, Inc.

BARBARA B. GROGAN, director since 1996, age 52
     Ms. Grogan is Chairman and President of Western Industrial Contractors, Inc., a company specializing in machinery erection and installation. Ms. Grogan founded Western Industrial Contractors, Inc. in September, 1982. She was Chairman of the Board of Directors of the Federal Reserve Bank of Kansas City, Denver Branch, from 1989 to 1994, and at present is a member of the Board of Directors of Deluxe Corporation, Apogee, Inc., Committee for Economic Development, New York City and Volunteers of America, Colorado.

STUART MAITLAND, director since 1999, age 54
     Mr. Maitland has been Director of Manufacturing Operations for the Vehicle Operations organization at Ford Motor Company, Dearborn, Michigan since 1996. He joined Ford Motor Company in 1988 and during the period up to his present position, he has been Plant Manager at Ford's Kansas City Assembly Plant, Twin Cities Assembly Plant in St. Paul, Minnesota and Dearborn Assembly Plant in Dearborn, Michigan. From 1963 to 1988, Mr. Maitland held various domestic and international positions for General Motors Corporation.

AUGUSTO MEOZZI, director since 1999, age 60
     Since January 1, 1998, Mr. Meozzi has been the Chief Operating Officer of the German ISOLA Group, a world-wide producer of base materials. From November 1992 to January 1998, Mr. Meozzi was Corporate Executive Vice President of the German ISOLA Group.

DIRECTORS' ATTENDANCE
     The Board of Directors held nine meetings in 1999. All directors attended at least 75% of the aggregate of all the meetings of the Board and its committees on which they served, with the exception of William J. Cadogan, who attended 63%. The incumbent directors in the aggregate attended 91% of the meetings of the Board, including the meetings of the committees on which they serve.

COMMITTEES OF THE BOARD
     The Audit Committee, which presently consists of Karen E. Welke (Chair), Charles A. Haggerty, Stuart Maitland, and Richard M. Schulze, is responsible for selecting auditors, ensuring the fiscal integrity of the Company, and establishing and reviewing internal controls. The Audit Committee held five meetings in 1999.

     The Compensation and Human Resource Committee, which presently consists of Quentin J. Hietpas (Chair), William J. Cadogan, Barbara B. Grogan, Harold V. Haverty, and Stuart Maitland, is responsible for developing a broad plan of compensation for the Company that is competitive and rewarding to the degree that it will attract, hold, and inspire performance of executive, managerial, and other key personnel. The Compensation and Human Resource Committee held four meetings during 1999.

     The Nominating and Governance Committee, which presently consists of Richard M. Schulze (Chair), Winslow H. Buxton, William J. Cadogan and Quentin J. Hietpas, is responsible for nominating candidates for vacancies on the Board. The Nominating and Governance Committee considers nominees recommended by shareholders under the procedures set forth in the Company's By-Laws. The Nominating and Governance Committee held three meeting in 1999.

DIRECTORS' COMPENSATION
     It is the Company's philosophy that a significant portion of directors' compensation should be tied to long-term growth in shareholder value. In 1999, non-employee directors were paid an annual retainer of $24,000, ($29,000 for the Chair of the Compensation and Human Resource Committee), $41,750 of deferred compensation in the form of share units under the Fourth Amended and Restated Compensation Plan for Non-Employee Directors, $1,500 for attendance at each Board meeting, $1,000 ($2,000 for committee chairs) for attendance at each committee meeting, and $500 for participation in a telephone conference in lieu of a meeting. Under the Fourth Amended and Restated Compensation Plan for Non-Employee Directors, non-employee directors of the Company may elect to defer payment of all or a portion of their annual retainer and meeting fees in the form of share units. The Plan provides for a Company match of 25% on the first $750 per month deferred in the form of share units. The value of a share unit is equal to the market value of a share of Common Stock. Share units carry no voting or investment power. Participants and amounts deferred under the Plan are shown below:

                                    $ Amount Deferred
                            -----------------------------------   Share Units
Name                           1997         1998         1999       12/31/99
-------------------         -------------------------------------------------
William J. Cadogan           $40,913      $39,400      $53,000        4,416
Barbara B. Grogan             71,600       68,400       84,500        7,487
Charles A. Haggerty           73,100       69,400       91,000       11,918
Harold V. Haverty             29,850       28,150       41,750        6,025
Quentin J. Hietpas            40,913       39,400       53,000       14,774
Stuart Maitland                                         73,250        1,709
Augusto Meozzi                                          58,187        1,323
Richard M. Schulze            67,100       64,900       94,000        9,904
Karen E. Welke                67,100       62,900       89,500        9,217

    The Outside Directors Nonqualified Stock Option Plan provides for the granting of options to purchase Common Stock to directors who are not employees of the Company. The Plan provides for automatic annual grants to the directors and offers alternative forms of payment of the exercise price including surrender of Common Stock. The persons to receive options, the number of options granted, and the terms of the options are determined by the Plan. No option granted under the Plan, however, may extend for a period of more than ten years from the date of the grant and no option exercise price may be less than the current market price of Common Stock on the date of award of such option. Beginning with stock options granted in 1998, if the option holder exercises the stock option during the first five years of the option term by tendering to the Company common shares owned by that person, the Company can grant to such person, an option ("Reload Option") to purchase common shares equal to the number of shares tendered. The Reload Option may be exercised during the remaining term of the original stock option period. The Reload Option exercise price is equal to the market price per share on the date the shares are tendered.

                                                   Options Granted
                                          ---------------------------------
Name                                       1997          1998          1999
-------------------                       -----         -----         -----
William J. Cadogan                        2,200         1,275         1,275
Barbara B. Grogan                         2,200         1,275         1,275
Charles A. Haggerty                       2,200         1,275         1,275
Harold V. Haverty                         2,200         1,275         1,275
Quentin J. Hietpas                        2,200         1,275         1,275
Richard M. Schulze                        2,200         1,275         1,275
Karen E. Welke                            2,200         1,275         1,275

     The exercise price and expiration dates for the above options are: 1999, $39.625 per share, expiration date January 14, 2009; 1998, $40.4375 per share, expiration date February 25, 2008; 1997, $31.375 per share, expiration date February 26, 2002.

     One-third of the options granted to each recipient become exercisable on each of the first three anniversaries of the date of grant. The options granted in 1998 and 1999 expire ten years after the date of grant. The options granted in 1997 expire five years after the date of grant. Three current directors exercised options during 1997-1999; the net value of shares (market value less exercise price) realized from these exercises was $297,813.

                                     ITEM 2
                              APPROVAL OF AUDITORS

     Deloitte & Touche LLP, independent certified public accountants have been the auditors for the Company since 1977. They have been retained by the Board of Directors as the Company's auditors for the current fiscal year, and shareholder approval of such retention is requested.

     Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting with the opportunity to make a statement if they so desire, and they will be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders vote "For" the proposal to approve retention of Deloitte & Touche LLP, and the enclosed proxy will be so voted unless a contrary vote or abstention is indicated. If retention of Deloitte & Touche LLP is not approved by the shareholders, the Board of Directors will make another appointment effective at the earliest practicable date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2 TO APPROVE RETENTION OF DELOITTE & TOUCHE LLP.


                             EXECUTIVE COMPENSATION

COMPENSATION AND HUMAN RESOURCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation and Human Resource Committee of the Board of Directors was comprised of Quentin J. Hietpas (Chair), William J. Cadogan, Barbara B. Grogan, Harold V. Haverty, and Stuart Maitland during 1999. None of the members of the Committee were officers or employees of the Company during 1999. There are no interlock relationships.

COMPENSATION AND HUMAN RESOURCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW
     The Compensation and Human Resource Committee of the Board of Directors (the"Committee") is responsible for supervising the development of, and making recommendations to the Board with respect to, the Company's executive compensation policies. In addition, the Committee makes annual recommendations to the Board concerning compensation to be paid to the Chief Executive Officer ("CEO") and each of the other executive officers of the Company.

     The Committee also oversees all aspects of the Company's executive compensation program, including many of the Company's employee benefit plans. The Company currently maintains a variety of compensation and benefit plans in which its executive officers may participate including the Omnibus Stock Incentive Plan, the Employee Stock Purchase and Bonus Plan, the Retirement Savings and Stock Incentive Plan, the RSIP Sidekick Plan, the Supplemental Executive Retirement Plan, the Executive Officer Performance Plan, and the Management Incentive Plan. The Company also maintains a defined benefit pension plan in which substantially all non-bargaining employees, including the Company's executive officers, participate.

PENTAIR'S COMPENSATION PHILOSOPHY
     The principles guiding the executive compensation program are designed to ensure a proper linkage between executive compensation and creation of shareholder value. Goals of the program are:

          (a)  to encourage innovation and growth;

          (b) to reward executives for short-term top performance and long-term shareholder value;

          (c)  to recognize outstanding performance;

          (d)  to attract and retain top quality executives and key employees;

          (e)  to encourage executive stock ownership; and thereby

          (f)  to align management and shareholder interests.

     The Company has maintained the philosophy that compensation of the executive officers should be directly and materially linked to operating results and stock price performance. To achieve this, compensation is heavily leveraged through the annual bonuses and long-term equity incentives. The mix of base salary, bonuses and other benefits reflects the Company's goal of providing average compensation for average performance and above average compensation for above average performance.

     In order to make its recommendations to the Board concerning executive officer compensation, the Committee annually reviews and evaluates the Company's corporate performance and the compensation and equity ownership of its executive officers. This is done by reviewing salary practices for comparable positions at other major industrial organizations as disclosed in the Towers Perrin compensation database, as well as a review of other nationally recognized pay surveys. These major organizations include companies that the Corporation competes with for business or executive talent. Many of the companies which are included in the Towers Perrin compensation database and national pay surveys are also listed in the S&P 500 Index and the S&P 400 MidCap Index included in the Comparative Stock Performance Graph. The Committee has retained Towers Perrin, an independent compensation consulting firm, to assist in the review of executive compensation.

EXECUTIVE COMPENSATION PROGRAM
     The components of the Company's executive compensation program, which are subject to the discretion of the Committee on an individual basis, include (a) base salaries, (b) annual cash performance-based bonuses, (c) long-term performance-based equity incentives, and (d) miscellaneous fringe benefits. All components are comparable to those of similar companies.

BASE SALARY
     The CEO submits a performance appraisal and recommendation to the Committee with respect to annual salaries of the executive officers. The Committee discusses and evaluates the salaries and makes its recommendation to the Board. Base salary targets for executive positions are set at the 50th percentile of competitive compensation. An individual performance and experience factor is applied to the target midpoint to determine each executive's actual base salary, within a range of +/-20% of midpoint. For 1999, the salaries of the named executive officers identified in the Summary Compensation Table are within the salary targets for each position.

BONUS
     Bonuses are considered for payment to executives and key employees following the end of each year under the Executive Officer Performance Plan (see page 10 for discussion of Executive Officer Performance Plan) and Management Incentive Plan (MIP). MIP awards are determined by applying the following three factors to base salary: bonus opportunity category (60% for the President, Chief Operating Officer; 45% for the Vice Chairman; 40% for Executive Vice Presidents), company performance factor and individual performance factor.

     The company performance factor is the result of the multiplication of factors for Earnings Per Share (EPS) growth, Return On Sales (ROS) and Pentair Value Added (PVA). Pentair's value added measurement is calculated as follows:
Net Operating Profit After Taxes less a 10% surcharge against Average Invested Capital. The use of three multiplicative factors reinforces the importance of balancing financial oriented goals in terms of growth, quality of earnings, and optimum balance sheet leverage. Under the MIP, achievement of EPS Growth of 12%, ROS of 11% and PVA generated that equates to a 15% total business return, results in a company performance factor of 1.00. The maximum company performance factor is 3.90 and the minimum company performance factor is 0.20; however, there is no MIP bonus if the Company has an operating loss. Performance between the stated factors is interpolated.

     In the first quarter of 1999, the Company recorded a special restructuring charge of $38.0 million ($24.1 million after-tax or $0.56 per share). For purposes of the MIP calculation, costs related to restructuring activities are being amortized against the first 24 months of benefits, on a project by project basis. This is a timing difference only for MIP purposes in order to match the costs with the associated benefits.

      During 1999, the Company successfully completed major acquisitions whose financial results were excluded from the calculations of ROS and PVA due to having less than a full year of financials for these new businesses. The partial year financial results of these new major acquisitions were included in the EPS growth calculation to reinforce that acquisitions be accretive to EPS as soon as possible.

     For 1999, EPS growth (including a portion of the restructuring charge) was 15.4%, ROS was 11.1% and PVA generated was $41.2 million (both including a portion of the restructuring charge and excluding new major acquisitions), resulting in a company performance factor of 1.84.

     The individual performance factor is determined by the assignment of a numerical factor based on a supervisor's judgement on attainment of expectations relative to the employee's function. The CEO submits a performance appraisal and recommendation to the Committee for executive officers with respect to the individual performance factor.

     Bonus awards that exceed an amount equal to base salary are paid as a performance share award under the Omnibus Stock Incentive Plan. The performance share award is paid in restricted stock, subject to any vesting condition the Committee may impose. A special award may be granted at the discretion of the Committee to any person who has made an extraordinary contribution to the welfare, reputation and earnings of the Company. The Committee approves all MIP awards and has the right to adjust awards that are not in keeping with the objectives of the MIP Plan.

LONG-TERM EQUITY INCENTIVES

GRANTS
     Long-term incentive compensation is awarded in the form of restricted shares, incentive compensation units (ICUs), performance shares and stock options under the Omnibus Stock Incentive Plan (Omnibus Plan). All awards are proposed by the CEO and approved by the Committee. Long-term incentives are determined by using the average of the 50th and 60th percentile of comparable grant practices as compiled by the Towers Perrin compensation database. Annual awards are granted in the form of ICUs (10% for the CEO and 20% for executive officers) and stock options (90% for the CEO and 80% for executive officers).

     Restricted stock may be awarded to such individuals as described in the section entitled "stock ownership guidelines"; as an award to a new executive officer; as the form of payment of performance shares; or in payment of the Management Incentive Plan or Executive Officer Performance Plan bonus in excess of annual base salary.

     The Committee is authorized to grant stock options and performance share awards upon attainment of certain performance criteria which are based on the Company's long-term objectives. The Black-Scholes Model is used to determine stock option grant values.

     Stock options can be granted for terms up to 10 years. Beginning with stock options granted in 1998, if the option holder exercises the stock option during the first five years of the option term by tendering to the Company common shares owned by that person, the Committee can grant to such person, an option ("Reload Option") to purchase common shares equal to the number of shares tendered. The Reload Option may be exercised during the remaining term of the original stock option period. The Reload Option exercise price is equal to the market price per share on the date the shares are tendered.

     The total Omnibus Plan awards for 1999 for all executive officers as a group, including the CEO and named executive officers, amounted to 946,717 incentive compensation units (ICUs), 282,000 stock options, and 3,880 restricted shares of which 2,720 restricted shares were awarded for achievement of stock ownership guidelines, and 1,160 restricted shares were awarded under the Management Incentive Plan. Grants for the named executive officers are shown in the Summary Compensation Table (page 13) and the Option/SAR grant table (page
14).

PAYOUTS
     Payouts on ICUs in 1999 which related to ICU grants in 1996 were based upon growth in the Company's net book value over the life of the ICUs, as leveraged upward or downward depending on the Company's return on equity and growth in earnings per share over that period. Payouts in 1999 for named executive officers are shown in the LTIP Payout column on the Summary Compensation Table (page 13).

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
     The base salary, annual bonus and long-term equity incentives paid to Mr. Buxton are generally determined in accordance with the guidelines described above, and his compensation is comprised of the same elements as for all executive officers.

     The Committee has a formal rating process for evaluating Mr. Buxton's performance as the CEO. The rating process includes a self evaluation rating by the CEO, after which each Board member completes an evaluation and rating with commentary. The Chairman of the Committee provides a consolidated rating report and chairs a discussion with the Board members without the CEO present. From that discussion, the performance rating is finalized and the Committee Chairman is instructed to review the final rating results and commentary with the CEO. This then translates into a personal development plan for the following year.

     Mr. Buxton's base salary was increased to $718,000 in accordance with the Committee's guideline of establishing the base salary at the market compensation rate for the CEO at the 50th percentile. This resulted in a 5% increase in Mr. Buxton's base salary over 1998.

     Mr. Buxton's bonus was determined under the Executive Officer Performance Plan ("EOPP"). Currently, the CEO is the only participant in the EOPP. EOPP awards are determined based on the participant's bonus opportunity and a company performance factor.

     The EOPP company performance factor is the result of the multiplication of factors for Earnings Per Share (EPS) growth, Return On Sales (ROS) and Return On Invested Capital (ROIC). The use of three multiplicative factors reinforces the importance of balancing financial oriented goals in terms of growth, quality of earnings, and an acceptable return on investment. Under the EOPP, achievement of EPS growth of 12%, ROS of 10%, and ROIC of 20%, results in a performance factor of 1.00. The maximum company performance factor is 2.81 and the minimum company performance factor is 0.32; however, there is no EOPP bonus if the Company has an operating loss. Performance between the stated factors is interpolated. The maximum individual bonus is 200% of the participant's annual base salary, but in no event more than $1,500,000. In administering the EOPP and in establishing bonus awards thereunder, the Committee does not have the discretion to pay participants more than the bonus amount indicated by the preestablished goals. The Committee has the discretion and flexibility, however, based on its business judgment, to reduce this amount.

     For 1999, EPS declined by 5.3% (including the full impact of the 1999 restructuring charge of $0.56 per share) ROS was 9.1% and ROIC was 15.4% (both including the full impact of the 1999 restructuring charge and the partial year of financial results from major acquisitions), resulting in a company performance factor of 0.34.

     Mr. Buxton's bonus was calculated using the formula described above. The Committee used his base salary of $718,000, his bonus opportunity category of 71.5%, and the company performance factor of 0.34 to obtain his bonus amount. In accordance with the terms of the EOPP, the bonus amount of $174,546 was paid in cash.

     Mr. Buxton's Omnibus Plan grants were computed based on the average of the 50th and 60th percentile of the Towers Perrin compensation database for comparable grant practices. He was granted 162,416 ICUs and 89,000 stock options in 1999.

STOCK OWNERSHIP GUIDELINES
     Stock ownership guidelines for top management have been established to motivate individual achievement and increase ownership of Pentair Common Stock. The Committee determined that over a period of five years, its top management should accumulate and hold Company stock equal to the following values: Chief Executive Officer -- three to five times base salary; Senior Corporate Officers -- two to three times base salary; and other corporate officers and subsidiary presidents -- one to two times base salary. In the opinion of the Committee, the achievement of ownership levels set forth will result in executive management being significant shareholders and will further encourage long-term performance and Company growth.

     The Committee will consider making incentive grants of restricted stock based on the increase in ownership during the preceding year. These restricted stock grants (made under the Omnibus Plan) vest in equal increments on the third, fourth, and fifth anniversaries of the grant. The size of the grant is equal to 10% of the increase in common shares during the year if the annual ownership target is met, limited to 10% of the targeted ownership level if the targeted ownership level has been achieved. In 1999, restricted stock awards of 4,281 were granted under these guidelines to all key employees.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of the corporation's Chief Executive Officer and the four other most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company's policy is to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objective of maintaining competitive and motivational performance-based compensation. In 1996, the shareholders approved the adoption of the EOPP and approved amendments to the Omnibus Plan to comply with Internal Revenue Code Section 162(m). Under current interpretations of Section 162(m), EOPP bonus awards and Omnibus Plan awards of stock options, SARs, ICUs, performance shares and performance units will not be subject to the $1,000,000 deduction limit assuming compliance with all other aspects of Section 162(m).

    Quentin J. Hietpas, Chair       William J. Cadogan        Barbara B. Grogan
                       Harold V. Haverty          Stuart Maitland

   Compensation and Human Resource Committee of Pentair, Inc. Board of Directors

                       COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years, assuming the investment of $100 on December 31, 1994 and the reinvestment of all dividends since that date to December 31, 1999. The graph also contains for comparison purposes the S&P 500 Index and the S&P MidCap 400 Index.

     By virtue of its market capitalization, Pentair is a component of the S&P MidCap 400 Index. On the basis of the Company's size and diversification of businesses, a readily identifiable peer group has not been found. It is our opinion the S&P MidCap 400 Index is an appropriate comparison. The Company has evaluated other published indices, but the results are skewed by one or two large companies included in the indices. We believe such a comparison would not be meaningful.


                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                         FISCAL YEAR ENDED DECEMBER 31

                              [PLOT POINTS CHART]


                 12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                 --------   --------   --------   --------   --------   --------

Pentair, Inc.       100      118.43     156.49     177.19     199.37     195.81
S&P 500             100      137.58     169.17     225.60     290.08     351.12
S&P MidCap 400      100      130.94     156.08     206.43     245.87     282.06

SUMMARY COMPENSATION TABLE
     The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer of the Company and the four other highest paid executive officers of the Company whose salary and bonus earned in 1999 exceeded $100,000.

                               Annual Compensation               Long-Term Compensation
                          ----------------------------    -----------------------------------
                                                                   Awards             Payouts
                                                          ------------------------    -------
                                                          Restricted    Securities               All Other
Name and                                                  Stock         Underlying    LTIP       Compen-
Principal                          Salary     Bonus(a)    Awards(b)     Options/      Payouts    sation
Position                  Year       ($)        ($)          ($)         SARs(c)      ($)(d)      ($)(e)
---------------------     ----     -------    --------    ----------    ----------    -------    ---------
Winslow H. Buxton         1999     718,000    174,546            0        89,000      547,374      10,113
Chairman, Chief           1998     683,250    683,250      103,903        89,000      646,974       7,940
Executive Officer         1997     656,250    656,250      196,315        76,731      607,931      11,074

Joseph R. Collins         1999     400,000    400,000       45,898        40,000      150,786       8,788
Vice Chairman             1998     332,500    323,010        7,980        48,250      175,983       7,940
                          1997     294,000    284,494        8,680        32,124      165,815      12,668

Randall J. Hogan          1999     312,500    312,500       21,313        25,000        2,177      10,481
President, Chief          1998     217,708    175,000      203,063        25,000        1,350
Operating Officer

Richard J. Cathcart       1999     310,000    296,608       24,211        25,000      150,013      11,038
Executive Vice            1998     290,000    250,421       10,535        25,000      123,469      10,190
President, President,     1997     268,054    214,358       12,307        21,924        3,355      13,324
Water and Fluid
Technologies Group

James A. White            1999     300,000    287,040        7,014        25,000       53,827       9,049
Executive Vice            1998     262,500    226,674        3,255        21,000       67,255       8,440
President, President,     1997     220,334    217,448       20,615         8,505       74,442      12,289
Professional Tools
& Equipment

---------------------
(a) Represents bonuses accrued by the Company for the year even if paid after December 31.
(b) The restricted share grants reflected in the table were made pursuant to the Company's executive compensation programs. Restricted stock awards are subject to vesting as determined by the Committee. Generally, restricted stock awards are subject to vesting, in three equal installments on the third, fourth and fifth anniversaries of the grant, based solely on the continued employment of the recipient by the Company. The value of restricted stock awards reflected in the table is based on the closing market price of the Common Stock on the date of grant. As of December 31, 1999, the following restricted stock awards were held by each of the named executives (based on 12/31/99 closing price of $38.50): Buxton 26,112 shares or $1,005,312; Collins 5,850 shares or $225,225; Cathcart 4,642 shares or $178,717; Hogan 1,902 shares or $73,227; White 1,827 shares or $70,340.
(c) The share amounts for Mr. Collins include 23,250 stock options in 1998, and 10,200 stock options in 1997, awarded based on achievement of performance objectives pursuant to a special incentive plan for the Professional Tools and Equipment Group.
(d)  Includes payouts for ICUs and dividends on restricted shares.
(e) Includes Company contributions to the Retirement Savings and Stock Incentive Plan, RSIP Sidekick Plan and match contribution to the Employee Stock Purchase and Bonus Plan.

OPTIONS AND STOCK APPRECIATION RIGHTS
     The following tables summarize option and SAR grants and exercises during 1999 to or by the Chief Executive Officer and the executive officers named in the Summary Compensation Table above, and the values of the options and SARs held by such persons at the end of 1999. Option grants shown in the table below include both incentive stock options and non-qualified stock options. No SARs have been granted since 1983 and no SARs were exercised during 1999 or remain outstanding at the end of 1999.

                         Option and SAR Grants in 1999
                         -----------------------------

                           Number       % of Total                         Potential Realizable
                           of           Options/                           Value at Assumed
                           Securities   SARs                               Annual Rates of Stock
                           Underlying   Granted to                         Price Appreciation for
                           Options/     Employees    Exercise   Expira-    Option Term
                           SARs         in Fiscal    or Base    tion       -----------------------
Name                       Granted(a)   1999         Price      Date           5%           10%
-------------------        ----------   -------      ------     -------      ------        -----
Winslow H. Buxton            89,000      22.4%       $39.625    1/14/09    $2,217,876   $5,620,532

Joseph R. Collins            40,000      10.1%       $39.625    1/14/09    $  996,798   $2,526,082

Randall J. Hogan             25,000       6.3%       $39.625    1/14/09    $  622,999   $1,578,801

Richard J. Cathcart          25,000       6.3%       $39.625    1/14/09    $  622,999   $1,578,801

James A. White               25,000       6.3%       $39.625    1/14/09    $  622,999   $1,578,801

-------------------
(a) One-third of each grant becomes exercisable on each of the first three anniversaries of the date of grant. The exercise price for the options granted was the closing market price of the Common Stock as of the date of grant.

       Aggregate Option and SAR Exercises in 1999 and Value at End of 1999
       -------------------------------------------------------------------

                                                           Number of
                                                           Securities           Value of
                                                           Underlying           Unexercised
                                                           Unexercised          In-the-Money
                                                           Options/SARs at      Options/SARs at
                                                           End of 1999          End of 1999
                          Shares Acquired    Value         Exercisable (E)      Exercisable (E)
Name                      on Exercise        Realized      Unexercisable (U)    Unexercisable (U)
-------------------       ---------------    ----------    -----------------    -----------------
Winslow H. Buxton              82,950        $1,308,016        E 158,020          E $1,529,686
                                                               U 173,911          U $  399,497

Joseph R. Collins              38,068        $  980,124        E  48,749          E $  453,086
                                                               U  94,025          U $  136,945

Randall J. Hogan                N/A               N/A          E   8,333          E $       --
                                                               U  41,667          U $       --

Richard J. Cathcart            12,700        $  275,739        E  45,349          E $  441,186
                                                               U  48,975          U $  113,145

James A. White                  2,000        $   48,000        E  24,044          E $  232,222
                                                               U  41,835          U $   70,263

LONG-TERM INCENTIVE PLAN AWARDS

     The following table reflects incentive compensation unit (ICU) awards made under the Omnibus Plan during 1999 to the Chief Executive Officer and the executive officers named in the Summary Compensation Table above.

                     Long-Term Incentive Plan Awards in 1999
                     ---------------------------------------

                                                                    Estimated Future Payouts
                         Number of         Performance or            Under Non-Stock Price
                         Shares, Units     Other Period                   Based Plans
                         or Other          Until Matura-      ------------------------------------
Name                     Rights            tion or Payout     Threshold      Target        Maximum
-------------------      -------------     --------------     ---------      ------        -------
Winslow H. Buxton        162,416 units         3 years           $0         $280,980      $773,100

Joseph R. Collins        155,844 units         3 years           $0         $269,610      $741,817

Randall J. Hogan         101,839 units         3 years           $0         $176,181      $484,754

Richard J. Cathcart      101,839 units         3 years           $0         $176,181      $484,754

James A. White           101,839 units         3 years           $0         $176,181      $484,754

     The ultimate payout value of each ICU is determined based on the Company's operating income (OI) growth and return on invested capital (ROIC) averaged over the three-year period. The target payout shown in the table is based on annual OI growth of 10% and annual ROIC of 20% which results in a value per ICU of $1.73. If over the three-year period there is no OI growth or ROIC is less than 15%, the value per ICU will be $0. The maximum value per ICU is $4.76. The following matrix shows the ICU values based on the OI growth and ROIC.

                                        OPERATING INCOME (OI) GROWTH
RETURN ON INVESTED   -----------------------------------------------------------------
CAPITAL (ROIC)         0%        2%        6%        10%       12%       20%       30%
------------------   -----------------------------------------------------------------
15%                   0.13      0.14      0.18      0.22      0.24      0.33      0.46
16%                   0.44      0.47      0.53      0.60      0.64      0.79      1.00
18%                   0.96      1.01      1.12      1.23      1.29      1.54      1.89
19%                   1.17      1.23      1.36      1.49      1.56      1.86      2.27
20%                   1.37      1.44      1.58      1.73      1.81      2.15      2.61
30%                   2.61      2.73      2.98      3.24      3.38      3.96      4.76

RETIREMENT BENEFIT PLANS
     The Company maintains a tax-qualified defined benefit pension plan covering substantially all nonbargaining U.S. employees and an excess benefit plan covering highly-paid employees. Benefits under each plan are based on a participant's high five year average eligible earnings which generally include salary and bonus.

     The Company maintains an unfunded, nonqualified Supplemental Executive Retirement Plan (SERP) for corporate officers and subsidiary presidents. The annual retirement benefit payable under the SERP at age 65 is equal to 50% of the participant's high three year average eligible earnings reduced by 100% of the annual primary Social Security benefit and further reduced by age 65 benefits payable under qualified pension plans sponsored by the Company and previous employers of the participant.

     Effective January 1, 1999 the Company amended the SERP to provide an annual retirement benefit which, expressed as a lump sum, is equal to the product of 15 percentage points for each year of service times the high five year average eligible earnings with no reductions for Social Security or qualified pension benefits. SERP benefits are payable as early as the attainment of age 55 and completion of five years of service in the new plan and are converted into and received in the form of a term certain or joint and survivor annuity. Five SERP participants are grandfathered under the old SERP formula (including named executive officers Buxton and Collins).

     The following estimated aggregate amounts are payable, from the qualified pension, excess plan and SERP, annually upon retirement to the named executive officers over their lifetime: Buxton $713,680; Collins $317,333; Hogan $332,469; Cathcart $297,440; and White $241,055.

CHANGE IN CONTROL ARRANGEMENTS
     Approximately 75 key corporate executives have entered into agreements with the Company that provide for contingent benefits if the executive leaves the employ of the Company within one year after an unfriendly change in control. Such benefits include:

     a. bonus awards for the year in question to be made under the Management Incentive Plan;

     b. termination of all restrictions on shares issued under the Omnibus Plan, and payment for ICU's and performance units without regard to the plans' forfeiture provisions;

     c. reimbursement of income taxes incurred in connection with the exercise of certain nonqualified options, as well as termination of all restrictions on transfer and termination of any right of the Company to repurchase shares received upon exercise of such options;

     d.   the cost of an executive search agency;

     e.   directors and officers liability insurance coverage;

     f. short-term replacement coverage for Company-provided group medical, dental, and life insurance policies;

     g. amount of non-vested benefits under any of the Company's tax-qualified deferred compensation plans;

     h. the accelerated accrual and vesting of benefits under the Supplemental Executive Retirement Plan (for those executives who have been made participants of such plan); and

     i. severance pay equal to 300% of annual compensation or, for employees other than executive officers of the Company, such amount reduced to the extent necessary to avoid federal excise taxes under Section 280G of the Internal Revenue Code.

     In addition, the Omnibus Plan permits the Compensation and Human Resource Committee, upon a change in control of the Company, to cancel all outstanding options granted under the plan, whether or not exercisable, and authorize payment of the "spread" between the exercise price of the options and the then current market value of the underlying stock.

     Based upon compensation levels as of December 31, 1999, the dollar value of the benefits payable upon an unfriendly change in control to the named executive officers in the Summary Compensation Table by virtue of the agreements and the Omnibus Plan provision discussed above (excluding amounts that otherwise would be payable upon a termination of employment not involving an unfriendly change in control) would be: Buxton, $7,303,179; Collins, $5,048,055; Hogan, $2,043,445; Cathcart $3,226,009; and White, $2,857,126.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors is responsible for selecting auditors, ensuring the fiscal integrity of the Company and establishing and reviewing internal controls. The Audit Committee is comprised of the following directors:


          Name of Director            Term Expires        Director Since
          ----------------            ------------        --------------
          Karen E. Welke, Chair           2001                 1995
          Charles A. Haggerty             2000                 1994
          Stuart Maitland                 2002                 1999
          Richard M. Schulze              2001                 1994

     During 1999 and 2000 to date, the Audit Committee and the Board of Directors have reviewed the new standards for audit committees adopted by the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). In accordance with this NYSE standard for independence of Audit Committee members, the Board of Directors considers all of the members of the Audit Committee to be independent. None of the members of the Audit Committee were officers or employees of the Company during 1999 or previously, or had a relationship with the Company that would, in the opinion of the Board of Directors, interfere with the exercise of his or her independence from management and the Company. All of the members of the Audit Committee have substantial experience in financial matters and business operations.

     The Audit Committee has (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the Company's independent auditors, Deloitte & Touche, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received from the auditors disclosures regarding the auditors' independence in accordance with Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 1999 be included in the Company's 1999 Annual Report on Form 10-K for filing with the SEC. In addition, the Audit Committee, through its Chair, reviewed the quarterly results for the third and fourth quarters of 1999 prior to public release.

     The Audit Committee also reviewed and revised its charter in light of the "Blue Ribbon Committee Report" concerning audit committees and the rules adopted by the SEC and NYSE. The revised charter was adopted by the Board of Directors on February 23, 2000 and is attached as Appendix 1 to this Proxy Statement.

Karen E. Welke, Chair  Charles A. Haggerty  Stuart Maitland  Richard M. Schulze

             Audit Committee of the Pentair, Inc. Board of Directors

                                FUTURE PROPOSALS

     The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is November 10, 2000. Unless a shareholder who wishes to bring a matter before the shareholders at the Company's 2001 Annual Meeting notifies the Company of such matter prior to January 24, 2001, the persons named in the proxy for the 2001 Annual Meeting will have discretionary authority to vote for or against or to abstain from voting on such proposal in accordance with their best judgment, if the proposal is actually presented at the meeting. Such proposals also must comply with the requirements of the Securities and Exchange Commission and the Company's bylaws. Any shareholder proposal should be sent to the Company at its principal executive offices: 1500 County Road B2 West, Saint Paul, Minnesota 55113, Attention: Secretary.

     With respect to nomination of directors, sections 9 through 12 of Article II of the By-Laws provide that a candidate may not be nominated for election as a director at the Annual Meeting of Shareholders unless the nomination was previously submitted to the Board or its Nominating and Governance Committee. A shareholder wishing to nominate a candidate for director at an Annual Meeting of Shareholders must do so no later than the sixtieth day after the end of the fiscal year preceding the year in which such Annual Meeting will be held. Nominations are deemed made when the Secretary of the Company receives all of the following: (1) all information about the nominee that may be required to be provided in any proxy statement pursuant to the Securities Exchange Act of 1934 and regulations promulgated thereunder; (2) an executed directors' questionnaire provided by the Company and completed by the nominee; (3) the nominee's statement consenting to his or her nomination and agreeing to serve, if elected; and (4) evidence that the person making the nomination is a shareholder. After reviewing the submission, the Board or the appointed Nominating and Governance Committee may, but need not, designate one or more of the nominees to appear as an alternate candidate on any proxy solicited by management or any proxy statement furnished by management. The number of such alternate candidates may not exceed the number of directors to be elected at that Annual Meeting. Exclusion of any eligible candidate from a proxy solicited by management does not affect the right of shareholders to nominate, vote for, or elect such candidate at any shareholders meeting held within twelve months after submission of the nomination material described above.

                                 OTHER BUSINESS

     Management does not know of any other business that will be presented for consideration at the Annual Meeting; however, if any other business does properly come before the Annual Meeting, proxies will be voted in accordance with the best judgment of the person or persons acting under them.

                                                                      Appendix 1


                           CHARTER OF RESPONSIBILITIES
                                       FOR
                                 AUDIT COMMITTEE
                                       Of
                                  Pentair, Inc.
                               Board of Directors


The Audit Committee (the "Committee")has been appointed by the Board of Directors to assist the Board in supervising the financial and legal compliance of the Company. The principal responsibility of the Committee is to monitor the integrity of the financial statements of the Company and the independence and performance of the Company's internal and external auditors. The Committee also will work in cooperation with the Company's legal counsel to monitor compliance with applicable legal requirements when the risk of non-compliance might have an adverse impact on the Company's financial condition or results of operations.

The Committee shall consist of at least three directors, all of whom shall be independent and financially literate, and at least one of whom shall possess financial or accounting expertise, as determined by the Board of Directors. A director shall be considered independent if he or she meets the requirements established by the New York Stock Exchange for audit committee independence and will submit an annual statement to the Board confirming compliance with these independence requirements. The members of the Committee will be appointed by the Board on the recommendation of the Nominating and Governance Committee.

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.


A. With regard to the Company's financial statements and accounting practices and policies, the Committee shall:

     * Meet with management to review the annual audited financial statements and discuss major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     * Review significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     * Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

     * Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     * Review major changes to the Company's accounting principles and practices as suggested by the independent auditor, internal auditors or management.

B. With regard to the independent certified public accountants (external auditors) responsible for rendering opinions reflecting proper compliance with generally accepted accounting principles and various financial accounting standards, the Committee shall:

     * Review and recommend to the Board the appointment or retention of an independent auditor, which firm is ultimately accountable to the Committee and the Board.

     * Review and approve the independent auditor's audit plan including scope, staffing, timing of work and audit fees.

     * Ensure that the external auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the auditors and the Company; actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors; and recommend that the Board of Directors take appropriate action in response to the external auditors' report to satisfy itself of their independence.

     * Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     * Review independent auditor's letter reports regarding the Company's internal controls and other observations and recommendations and management's responses.

C.   With regard to the Company's internal audit practices, the Committee shall:

     * Perform a general oversight function assuring adequate competent staff and sufficient internal control policies to ensure the integrity of the Company's financial reporting process.

     *    Review the performance of the internal audit department.

     * As appropriate, review significant reports to management prepared by the internal audit department and management's responses.

D.   The Committee shall also:

     * Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement regarding the activities of the Committee.

     * Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or government agencies.

     * Meet at least annually with the Company's financial management, the senior internal audit staff and the independent auditor in separate executive sessions, as needed.

     * The Committee shall review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for its review and approval and submit required certifications to the appropriate exchanges.

While the Committee has the responsibilities and power set forth in this Charter delegated to it by the Board, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee, separate from the Board, to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                 [LOGO] PENTAIR




                         PLEASE SIGN AND RETURN PROMPTLY
                         TO REDUCE SOLICITATION EXPENSES




                                  PENTAIR, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2000




  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENTAIR, INC.

     The undersigned hereby appoints Winslow H. Buxton and Randall J. Hogan, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Pentair, Inc. held of record by the undersigned on February 28, 2000 at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Wednesday, April 26, 2000, at the Lutheran Brotherhood Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof.

     Furthermore, if I am a participant in the Pentair, Inc. Employee Stock Ownership Plan (Pentair ESOP) or the Federal-Hoffman Employee Stock Ownership Plan (F-H ESOP), as appropriate, I hereby direct Fidelity Management Trust Company as Pentair ESOP Trustee, or Norwest Bank Minnesota, N.A. as F-H ESOP Trustee, to vote at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Wednesday, April 26, 2000, at the Lutheran Brotherhood Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof, all shares of Common Stock of Pentair, Inc. allocated to my account in the Pentair ESOP or F-H ESOP as of February 28, 2000. I understand that this card must be received by Norwest Bank Minnesota, N.A., acting as tabulation agent for the Pentair ESOP Trustee and F-H ESOP Trustee, by April 19, 2000. If it is not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares held in my account will be voted by Fidelity Management Trust Company or Norwest Bank Minnesota, N.A., as appropriate, in the same proportion that the other participants direct them to vote shares allocated to their accounts.




                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                           ---------------------
                                                            COMPANY #
                                                            CONTROL #
                                                           ---------------------
THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

* Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on April 25, 2000.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
*  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/pnr/ -- QUICK *** EASY *** IMMEDIATE

* Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on April 25, 2000.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Pentair, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.




      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                       [ARROW] PLEASE DETACH HERE [ARROW}



                THE BOARD RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

1.  ELECTION OF DIRECTORS:   [ ] FOR all nominees listed below          [ ]  WITHHOLD AUTHORITY to vote for all
                                 (except as marked)                          nominees listed below

                        01 William J. Cadogan     02 Charles A. Haggerty     03 Randall J. Hogan

                                                                          _____________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,  |                                     |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.  |_____________________________________|

2.  PROPOSAL TO RATIFY the retention of Deloitte & Touche LLP as
    independent public accountants for the current fiscal year             [ ] For    [ ] Against    [ ] Abstain

3.  To transact such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED
WITH NO DIRECTION MADE, THEY WILL BE VOTED "FOR" EACH OF THE DIRECTORS AND PROPOSALS.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

Address Change? Mark Box  [ ] Indicate changes below:

                                                                         Date ___________________________, 2000
                                                                                THIS CARD MUST BE DATED.

                                                                          _____________________________________
                                                                         |                                     |
                                                                         |                                     |
                                                                         |_____________________________________|

                                                                         Signature(s) in Box
                                                                         (Please sign exactly as your name appears
                                                                         to the left. When shares are held by
                                                                         joint tenants, both should sign. When
                                                                         signing as executor, administrator,
                                                                         attorney, trustee or guardian, please
                                                                         give full title as such. If a
                                                                         corporation, please sign in full
                                                                         corporate name by president or other
                                                                         authorized officer. If a partnership,
                                                                         please sign in partnership name by an
                                                                         authorized person.)

                                 [LOGO] PENTAIR




                         PLEASE SIGN AND RETURN PROMPTLY
                         TO REDUCE SOLICITATION EXPENSES




                                  PENTAIR, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2000




  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENTAIR, INC.

     As a participant in the Pentair, Inc. International Employee Stock Purchase and Bonus Plan (Plan), I hereby direct ABN AMRO Trust Company (Jersey) Limited as Trustee, to vote, as designated on the reverse side, at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Wednesday, April 26, 2000, at the Lutheran Brotherhood Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof, all shares of Common Stock of Pentair, Inc. allocated to my account in the Plan as of February 28, 2000. I understand that this card must be received by Norwest Bank Minnesota, N.A., acting as tabulation agent for the Trustee, by April 19, 2000.




                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                           ---------------------
                                                            COMPANY #
                                                            CONTROL #
                                                           ---------------------
THERE ARE TWO WAYS TO VOTE YOUR PROXY


YOUR VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY INTERNET -- http://www.eproxy.com/pnr/ -- QUICK *** EASY *** IMMEDIATE

* Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on April 25, 2000.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Pentair, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

           IF YOU VOTE BY INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD





                       [ARROW] PLEASE DETACH HERE [ARROW}


                THE BOARD RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

1.  ELECTION OF DIRECTORS:   [ ] FOR all nominees listed below          [ ]  WITHHOLD AUTHORITY to vote for all
                                 (except as marked)                          nominees listed below

                        01 William J. Cadogan     02 Charles A. Haggerty     03 Randall J. Hogan

                                                                          _____________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,  |                                     |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.  |_____________________________________|

2.  PROPOSAL TO RATIFY the retention of Deloitte & Touche LLP as
    independent public accountants for the current fiscal year             [ ] For    [ ] Against    [ ] Abstain

3.  To transact such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED
WITH NO DIRECTION MADE, THEY WILL BE VOTED "FOR" EACH OF THE DIRECTORS AND PROPOSALS.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

Address Change? Mark Box  [ ] Indicate changes below:

                                                                         Date ___________________________, 2000
                                                                                THIS CARD MUST BE DATED.

                                                                          _____________________________________
                                                                         |                                     |
                                                                         |                                     |
                                                                         |_____________________________________|

                                                                         Signature(s) in Box
                                                                         (Please sign exactly as your name appears
                                                                         to the left. When shares are held by
                                                                         joint tenants, both should sign. When
                                                                         signing as executor, administrator,
                                                                         attorney, trustee or guardian, please
                                                                         give full title as such. If a
                                                                         corporation, please sign in full
                                                                         corporate name by president or other
                                                                         authorized officer. If a partnership,
                                                                         please sign in partnership name by an
                                                                         authorized person.)

                                 [LOGO] PENTAIR

         PLEASE SIGN AND RETURN PROMPTLY TO REDUCE SOLICITATION EXPENSES

                                  PENTAIR, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2000

     The undersigned hereby appoints Winslow H. Buxton and Randall J. Hogan, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Pentair, Inc. held of record by the undersigned on February 28, 2000 at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Wednesday, April 26, 2000, at the Lutheran Brotherhood Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof.

THE BOARD RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

1.  ELECTION OF DIRECTORS:

    [ ] FOR all nominees listed below except those I have struck by a line through their names.

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

         William J. Cadogan      Charles A. Haggerty      Randall J. Hogan

2. PROPOSAL TO RATIFY the retention of Deloitte & Touche LLP as independent public accountants for the current fiscal year.

                                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                           (CONTINUED ON REVERSE SIDE)

                          (CONTINUED FROM REVERSE SIDE)


THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED "FOR" EACH OF THE DIRECTORS AND PROPOSALS.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.



                                       THIS PROXY IS SOLICITED ON BEHALF OF THE
                                       BOARD OF DIRECTORS OF PENTAIR, INC.


                                       -----------------------------------------
                                                      Signature


                                       -----------------------------------------
                                              Signature if held jointly


                                       Dated: ____________________________, 2000
                                                THIS CARD MUST BE DATED.

                                       (Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)